Exhibit 99

UTC REPORTS FIRST QUARTER 2017 RESULTS

•	Sales of $13.8 billion were up 3 percent versus prior year including 3 percent organic sales growth

•	GAAP EPS of $1.73, up 23 percent versus prior year

•	Adjusted EPS of $1.48, up 1 percent versus prior year

•	Reaffirms 2017 expectations for Adjusted EPS of $6.30 to $6.60* on sales of $57.5 billion to $59 billion

FARMINGTON, CT, April 26, 2017 - United Technologies Corp. (NYSE:UTX) today reported first quarter 2017 results. All results in this release reflect continuing operations unless otherwise noted.
“United Technologies is off to a great start in 2017 as all four businesses delivered strong top line growth,” said UTC Chairman and Chief Executive Officer Gregory Hayes.
“Our continued execution against our strategic priorities and our investments in innovation are enabling us to meet our financial commitments. We remain fully confident in our 2017 expectations and our 2020 targets. Our portfolio of industry leading franchises is well positioned to create significant and sustainable long-term shareholder value.”
First quarter GAAP EPS of $1.73 was up 32 cents (23 percent) versus the prior year and included 25 cents of favorable non-recurring significant items net of restructuring. Adjusted EPS of $1.48 was up 1 percent. Sales of $13.8 billion were up 3 percent, driven by 3 points of organic growth and 1 point of net acquisition growth, partially offset by 1 point of adverse foreign exchange.
Net income for the quarter was $1.4 billion, up 18 percent versus the prior year. Cash flow from operations for the quarter was $1.0 billion (72 percent of net income attributable to common shareholders) and capital expenditures were $325 million. Free cash flow of $668 million in the quarter was 48 percent of net income attributable to common shareowners.
In the quarter, Otis new equipment orders increased 4 percent versus the prior year at constant currency and grew 11 percent excluding China. Equipment orders at UTC Climate, Controls & Security increased by 7 percent. Commercial aftermarket sales were up 7 percent at Pratt & Whitney and were up 12 percent at UTC Aerospace Systems.
UTC reiterated its 2017 outlook and continues to anticipate:

•	Adjusted EPS of $6.30 to $6.60*;

•	Total sales of $57.5 to $59 billion, with year over year growth of 1 to 3 percent including organic sales growth of 2 to 4 percent*;

•	Free cash flow in the range of 90 to 100 percent* of net income attributable to common shareowners;

•	Share repurchases of $3.5 billion; and

•	A $1 billion to $2 billion placeholder for acquisitions.
*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or http://edge.media-server.com/m/p/twupxeuw, or to listen to the earnings call by phone, dial (877) 280-7280 between 7:40 a.m. and 8:00 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP") .
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information.  The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures.  Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies.  We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted operating profit, adjusted net income and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.  Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”).  Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items.  Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted diluted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.  For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items.  Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures.  Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.
A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix.  The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
When we provide our expectation for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance.  The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Cautionary Statement
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "confident" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases and other measures of financial performance or potential future plans, strategies or transactions. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (5) the timing and scope of future repurchases of our common stock, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in delivery of materials and services from suppliers; (7) company and customer- directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into our existing businesses and realization of synergies and opportunities for growth and innovation; (9) new business opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which we operate, including the effect of changes in U.S. trade policies or the U.K.'s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; and (16) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we operate. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2017	2016
Net Sales	$13,815	$13,357
Costs and Expenses:
Cost of products and services sold	10,077	9,654
Research and development	577	541
Selling, general and administrative	1,482	1,363
Total Costs and Expenses	12,136	11,558
Other income, net	588	146
Operating profit	2,267	1,945
Interest expense, net	213	223
Income from continuing operations before income taxes	2,054	1,722
Income tax expense	586	469
Income from continuing operations	1,468	1,253
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	82	81
Income from continuing operations attributable to common shareowners	1,386	1,172
Discontinued operations:
Gain on disposal	—	18
Income tax expense	—	(7)
Income from discontinued operations attributable to common shareowners	—	11
Net income attributable to common shareowners	$1,386	$1,183
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.75	$1.42
From discontinued operations attributable to common shareowners	—	0.01
Total attributable to common shareowners	$1.75	$1.43
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.73	$1.41
From discontinued operations attributable to common shareowners	—	0.01
Total attributable to common shareowners	$1.73	$1.42
Weighted Average Number of Shares Outstanding:
Basic shares	794	825
Diluted shares	802	831
As described on the following pages, consolidated results for the quarters ended March 31, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2017	2016
Net Sales
Otis	$2,804	$2,715
UTC Climate, Controls & Security	3,892	3,728
Pratt & Whitney	3,758	3,588
UTC Aerospace Systems	3,611	3,505
Segment Sales	14,065	13,536
Eliminations and other	(250)	(179)
Consolidated Net Sales	$13,815	$13,357

Operating Profit
Otis	$452	$466
UTC Climate, Controls & Security	963	606
Pratt & Whitney	393	410
UTC Aerospace Systems	576	538
Segment Operating Profit	2,384	2,020
Eliminations and other	(13)	16
General corporate expenses	(104)	(91)
Consolidated Operating Profit	$2,267	$1,945

Segment Operating Profit Margin
Otis	16.1%	17.2%
UTC Climate, Controls & Security	24.7%	16.3%
Pratt & Whitney	10.5%	11.4%
UTC Aerospace Systems	16.0%	15.3%
Segment Operating Profit Margin	16.9%	14.9%

As described on the following pages, consolidated results for the quarters ended March 31, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended March 31,
	(Unaudited)
In Millions - Income (Expense)	2017	2016
Income from continuing operations attributable to common shareowners	$1,386	$1,172
Restructuring Costs included in Operating Profit:
Otis	(5)	(15)
UTC Climate, Controls & Security	(23)	(28)
Pratt & Whitney	—	(5)
UTC Aerospace Systems	(23)	(13)
Eliminations and other	(1)	(1)
	(52)	(62)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Gain on sale of investments in Watsco, Inc.	379	—
Eliminations and other
Gain on sale of available-for-sale security	1	—
	380	—
Total impact on Consolidated Operating Profit	328	(62)
Tax effect of restructuring and significant non-recurring and non-operational items above	(124)	20
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	204	(42)
Adjusted income from continuing operations attributable to common shareowners	$1,182	$1,214

Diluted Earnings Per Share from Continuing Operations	$1.73	$1.41
Impact on Diluted Earnings Per Share from Continuing Operations	0.25	(0.05)
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.48	$1.46

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous page)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2017	2016
Net Sales
Otis	$2,804	$2,715
UTC Climate, Controls & Security	3,892	3,728
Pratt & Whitney	3,758	3,588
UTC Aerospace Systems	3,611	3,505
Segment Sales	14,065	13,536
Eliminations and other	(250)	(179)
Consolidated Net Sales	$13,815	$13,357

Adjusted Operating Profit
Otis	$457	$481
UTC Climate, Controls & Security	607	634
Pratt & Whitney	393	415
UTC Aerospace Systems	599	551
Segment Operating Profit	2,056	2,081
Eliminations and other	(14)	17
General corporate expenses	(103)	(91)
Adjusted Consolidated Operating Profit	$1,939	$2,007

Adjusted Segment Operating Profit Margin
Otis	16.3%	17.7%
UTC Climate, Controls & Security	15.6%	17.0%
Pratt & Whitney	10.5%	11.6%
UTC Aerospace Systems	16.6%	15.7%
Adjusted Segment Operating Profit Margin	14.6%	15.4%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended March 31, 2017 Compared with Quarter Ended March 31, 2016

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	3%	(1)%	—	1%	3%
UTC Climate, Controls & Security	2%	(2)%	4%	—	4%
Pratt & Whitney	4%	1%	—	—	5%
UTC Aerospace Systems	5%	(1)%	(1)%	—	3%

Consolidated	3%	(1)%	1%	—	3%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2017	2016
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,156	$7,157
Accounts receivable, net	11,840	11,481
Inventories and contracts in progress, net	9,386	8,704
Other assets, current	923	1,208
Total Current Assets	29,305	28,550
Fixed assets, net	9,255	9,158
Goodwill	27,273	27,059
Intangible assets, net	15,780	15,684
Other assets	8,760	9,255
Total Assets	$90,373	$89,706

Liabilities and Equity
Short-term debt	$3,684	$2,204
Accounts payable	7,520	7,483
Accrued liabilities	12,522	12,219
Total Current Liabilities	23,726	21,906
Long-term debt	20,898	21,697
Other long-term liabilities	16,170	16,638
Total Liabilities	60,794	60,241
Redeemable noncontrolling interest	307	296
Shareowners' Equity:
Common Stock	17,266	17,190
Treasury Stock	(35,080)	(34,150)
Retained earnings	53,741	52,873
Accumulated other comprehensive loss	(8,333)	(8,334)
Total Shareowners' Equity	27,594	27,579
Noncontrolling interest	1,678	1,590
Total Equity	29,272	29,169
Total Liabilities and Equity	$90,373	$89,706

Debt Ratios:
Debt to total capitalization	46%	45%
Net debt to net capitalization	37%	36%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2017	2016
Operating Activities of Continuing Operations:
Net income from continuing operations	$1,468	$1,253
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	512	466
Deferred income tax provision	109	145
Stock compensation cost	47	48
Change in working capital	(475)	(631)
Global pension contributions	(46)	(75)
Canadian government settlement	(246)	(237)
Other operating activities, net	(376)	(171)
Net cash flows provided by operating activities of continuing operations	993	798
Investing Activities of Continuing Operations:
Capital expenditures	(325)	(286)
Acquisitions and dispositions of businesses, net	(100)	(63)
Proceeds from sale of investments in Watsco, Inc.	596	—
Increase in collaboration intangible assets	(101)	(98)
(Payments) receipts from settlements of derivative contracts	(113)	42
Other investing activities, net	(96)	(88)
Net cash flows used in investing activities of continuing operations	(139)	(493)
Financing Activities of Continuing Operations:
(Repayment) issuance of long-term debt, net	(27)	2,324
Increase in short-term borrowings, net	567	306
Dividends paid on Common Stock	(505)	(509)
Repurchase of Common Stock	(933)	—
Other financing activities, net	(31)	(91)
Net cash flows (used in) provided by financing activities of continuing operations	(929)	2,030
Discontinued Operations:
Net cash flows used in operating activities of discontinued operations	—	(2,227)
Effect of foreign exchange rate changes on cash and cash equivalents	69	17
Net (decrease) increase in cash, cash equivalents and restricted cash	(6)	125
Cash, cash equivalents and restricted cash, beginning of period	7,189	7,120
Cash, cash equivalents and restricted cash, end of period	7,183	7,245
Less: Restricted cash, included in Other assets	27	30
Cash and cash equivalents, end of period	$7,156	$7,215

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2017		2016

Net income attributable to common shareowners from continuing operations	$1,386		$1,172
Net cash flows provided by operating activities of continuing operations	$993		$798
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		72%		68%
Capital expenditures	(325)		(286)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(23)%		(24)%
Free cash flow from continuing operations	$668		$512
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		48%		44%
Notes to Condensed Consolidated Financial Statements
Certain reclassifications have been made to the prior year amounts to conform to the current year presentation. As previously disclosed in our 2016 Form 10-K, in 2016 we early adopted Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments and ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. Amounts previously reported for the quarter ended March 31, 2016 have been restated as required upon adoption of these ASUs. These restatements had an immaterial impact to the Condensed Consolidated Financial Statements as of March 31, 2016 and for the quarter then ended.
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.